Exhibit 3.69

[LOGO] FILED 05/25/2007 08:50AM Business Registration Division DEPT. OF COMMERCE AND CONSUMER AFFAIRS State of Hawaii STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 Phone No. (808) 586-2727 FORM LLC-2 12/2006 ARTICLES OF AMENDMENT TO CHANGE LIMITED LIABILITY COMPANY NAME 39560C5 (Section 428-204, Hawaii Revised Statutes)PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK The undersigned, for the purpose of amending the Articles of Organization, do hereby certify as follows: 1. The present name of the limited liability company is: Direct Financial Solutions of Hawaii LLC 2. The name of the limited liability company is changed to:  Cash Central of Hawaii, LLC 3. The amendment was adopted with the consent of all, or a lesser number of, the members of the limited liability company as authorized by the operating agreement. We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements and that the same are true and correct. Signed this 15th day of May, 2007 Trevin Workman, Manager (Type/Print Name & Title) (Type/Print Name & Title) (Signature) (Signature) Instructions: Articles must be typewritten or printed in black ink, and must be legible. The articles must be signed and certified by at least one manager of a manager-managed company or by at least one member of a member-managed company. All signatures must be in black ink. Submit original articles together with the appropriate fee. Line 1. State the full name of the limited liability company prior to the change. Line 2. State the new name of the limited liability company. The company name must contain the words Limited Liability Company, or the abbreviation, L.L.C. or LLC. Filing Fees: Filing fee ($25.00) is not refundable. Make checks payable to DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS. Dishonored Check ($15 fee plus interest charge). For any questions call (808) 586-2727. Neighbor islands may call the following numbers followed by 6-2727 and the # sign: Kauai 274-3141; Maui 984-2400; Hawaii 974-4000, Lanai & Molokai 1-800-468-4644 (toll free). Fax: (808) 586-2733 Email Address: breg@dcca.hawaii.gov

[LOGO] FILED 09/09/2005 09:23 AM Business Registration Division DEPT. OF COMMERCE AND CONSUMER AFFAIRS State of Hawaii STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 FORM LLC-1 1/2005 ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY COMPANY (Section 428-203. Hawaii Revised Statutes) PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, do hereby make and execute these Articles of Organization:I The name of the company shall be: Direct Financial Solutions of Hawaii LLC (The name must contam the words Limited Liability Company or the abbreviation LLC or LLC)  II The mailing address of the initial principal office is: 1188 Bishop Street Suite 2212, Honolulu, HI 96813 III The company shall have and continuously maintain in the State of Hawaii an agent and street address of the agent for service of process on the company. The agent may be an individual resident of Hawaii. a domestic entity. or a foreign entity authorized to transact or conduct affairs in this State, whose business office is identical with the registered office. a. The name of the company’s initial agent for service of process is. Nancy Akamu (Name of Registered Agent) (State or Country) b. The street address of the initial registered office in this State is: 1188 Bishop Street Suite 2212, Honolulu, HI 96813 IV The name and address of each organizer is: Richard G. Smurthwaite 503 West 2600 South, Suite 200 Bountiful, UT 84010

[LOGO] FORM LLC-1 1/2005 The period of duration is (check one). At-will For a specified term to expire on: (Month Day Year) VI The company is (check one): Manager-managed, and the names and addresses of the initial managers are listed below. (Number of initial members: 1) Member-managed, and the names and addresses of the initial members are listed below. Trevin G, Workman 89 East 1400 North, Logan, UT 84341 VII The members of the company (check one). Shall not be liable for the debts, obligations and liabilities of the company. Shall be liable for some or all, as stated below, of the specified debts, obligations and liabilities of the company, and have consented in writing to the adoption of this provision or to be bound by this provision.  We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements and that the same are true and correct. Signed this 12th day of August 2005 Richard G. Smurthwaite (Type/Print Name of Organizer)  Type/Print Name of Organizer (Signature of Organizer)  (Signature of Organizer) SEE INSTRUCTIONS PAGE. The articles must be signed and certified by at least one organizer of the company.